UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒		Filed by a Party other than the Registrant ☐
☐		Preliminary Proxy Statement
☐		Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐		Definitive Proxy Statement
☒		Definitive Additional Materials
☐		Soliciting Material Pursuant to Section 240.14a-12
AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FINAL REMINDER - PLEASE VOTE NOW

YOUR PARTICIPATION IS NEEDED

URGENT REQUEST REGARDING OUR ANNUAL STOCKHOLDER MEETING

The American Realty Capital New York City REIT, Inc. Annual Meeting of Stockholders has been adjourned for a final time to permit stockholders like you additional time to consider the proposals as described in the company’s proxy statement.

We appreciate your investment and are disappointed to have not yet received your vote in connection with this year’s annual meeting.

Proxy solicitation costs are borne by the company and our stockholders.  These costs can be substantial. The longer the solicitation period extends, the higher the related costs are to us and the less we have for meaningful initiatives which are designed to drive value for you, our shareholders.  Voting today will help us manage such costs and will avoid the need for our proxy solicitor, Broadridge, to initiate further calls or mailings to you.

Your vote matters and is important no matter how many shares you own. Please vote promptly so your vote can be received prior to the August 2, 2017 Adjourned Annual Meeting of Stockholders.

Voting is quick, will only take a few minutes of your time, reduces expenses and will benefit all stockholders. We have made it very quick and easy for you to vote. Please choose one of the following voting methods to cast your vote today:

•      Speak with a Proxy Voting Specialist Live – Please call Broadridge at 1-855-976-3323 to speak live with a proxy voting specialist who will take your vote over the phone. Proxy specialists are available Monday through Friday between 9:00 am and 10:00 pm Eastern.

OR

•      Use the Automated Line - If you have your control number available for reference and prefer to use an automated system available 24 hours each day, please dial 1-800-690-6903 and have the control number listed on the voting instructions form provided to you available for reference when using this touch-tone system.

Vote Online at www.proxyvote.com/NYCR - Enter the control number on the voting instruction form provided and follow the prompts.
Vote by Mail - Complete, sign and date the enclosed proxy card and return it in the pre-paid envelope provided as soon as possible.

Please vote promptly to help us from incurring additional proxy solicitation costs.

THANK YOU IN ADVANCE FOR YOUR VOTE